Exhibit 3.1

CERTIFICATE OF AMENDMENT OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
RADIAN GROUP INC.

Radian Group Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY THAT:

FIRST: The Board of Directors (the “Board”) of the Corporation has adopted the following resolution proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of the Corporation:

RESOLVED, that the Board hereby approves and declares advisable an amendment to the Amended and Restated Certificate of Incorporation of the Corporation to delete the first sentence of Section 5.3 of Article FIFTH (the “Amendment”), directs that the Amendment be submitted for consideration at the 2016 annual meeting of stockholders of the Corporation and recommends that the stockholders vote in favor of the Amendment; and

SECOND: Thereafter, pursuant to the resolution of its Board of Directors, at the annual meeting of the stockholders of the corporation held May 11, 2016, the necessary number of shares as required by statute were voted in favor of the Amendment.

THIRD: The Amendment has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law of the State of Delaware.

FOURTH: The Amendment amends Article FIFTH, Section 5.3 of the Amended and Restated Certificate of Incorporation to read in its entirety as follows:

FIFTH:  Board of Directors

5.3 Removal of Directors. No decrease or increase in the size of the Board of Directors shall shorten or otherwise affect the term of any incumbent director.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by the undersigned and attested by its Secretary this 11th day of May, 2016.

RADIAN GROUP INC.

/s/ Edward J. Hoffman
Name:	Edward J. Hoffman
Title:	Executive Vice President, General
Counsel and Corporate Secretary

Attest:	/s/ Tami Bohm
Name:	Tami Bohm
Title:	Assistant Secretary